UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

PITOOEY!, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-53991	20-4622782
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15685 N. Cave Creek Rd., Suite 101
Phoenix, AZ	85032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(888) 273-0929

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On December 2, 2013 (“Issuance Date”), the Registrant entered into an Investment Agreement (the “Agreement”), with Intelliace, LLC (“Intelliace”).  In accordance with the Agreement, Intelliace agrees to purchase, and the Registrant agrees to issue, Debentures up to a total principal amount of $2,000,000.  Each Debenture will accrue interest on the unpaid principal of each individual Debenture at the rate of eight percent (8%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date each Debenture is created until paid.  The Registrant shall have the option to repay the entire principal amount and all accrued interest at any time on or before the Due Date. The Registrant may request subsequent purchases, in amounts mutually agreed upon.  Intelliace, in its sole discretion, may decline or accept such subsequent purchase requests.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 2, 2013, in connection with the Agreement referenced in Item 2.03, above, the Registrant agreed to issue and sell to Intelliace, from time to time and subject to certain terms and conditions set forth in the Agreement, and Intelliace shall purchase from the Registrant up to $25,000,000 of the Registrant’s common stock.  As of the date of this Current Report, no shares of common stock has been sold to Intelliace.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.01 Press release dated December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITOOEY!, INC. (Registrant)

Signature	Title	Date

/s/ Jacob DiMartino	Chief Executive Officer	December 10, 2013
Jacob DiMartino

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